Exhibit 14.1

MOEN AND COMPANY CHARTERED ACCOUNTANTS

Member:
Canadian Institute of Chartered Accountants
Institute of Chartered Accountants of British Columbia
Institute of Management Accountants (USA) (From 1965)

Registered with:
Public Company Accounting Oversight Board (USA) (PCAOB)
Canadian Public Accountability Board (CPAB)
Canada - British Columbia Public Practice Licence

Securities Commission Building
PO Box 10129, Pacific Centre
Suite 1400 - 701 West Georgia Street
Vancouver, British Columbia
Canada V7Y 1C6
Telephone: (604) 662-8899
Fax: (604) 662-8809
Email: moenca@telus.net

Awareness Letter on Unaudited Interim Financial Information

We are independent accountants and we hereby acknowledge awareness of the use in the Form 10QSB of Middle Kingdom Resources Ltd. of our report dated July 14, 2005 that applies to the unaudited interim financial statement as of May 31, 2005 and for the three month and nine month periods ended May 31, 2005.

Yours very truly,
MOEN AND COMPANY,
 Chartered Accountants

/s/ Moen and Company

Vancouver, B.C. Canada
July 20, 2005